Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Joanne Kim, President & CEO, 213-639-1843 Alex Ko, SVP & CFO, 213-427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Earns $6.9 Million, or $0.23 per Diluted Share in Third Quarter,
Credit Metrics Remain Strong and Interest Margins Expand

LOS ANGELES, CA – October 21, 2008 – Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company for Wilshire State Bank, today reported that net income increased 3% to $6.9 million, or $0.23 per diluted share, in the third quarter of 2008 compared with $6.6 million, or $0.23 per diluted share, in the third quarter a year ago.  Net interest margin increased 8 basis points to 3.86% at September 30, 2008 from 3.78% at June 30, 2008.  Allowance for loan losses to gross loans ratio increased to 1.28% at September 30, 2008, as compared with 1.18% at June 30, 2008 and 1.21% at September 30, 2007.

“Wilshire had another successful quarter with steady loan growth and an expansion of net interest margin.  We also improved certain credit quality metrics, with both nonperforming and delinquent loans decreasing, and allowance coverage increasing, compared with the prior quarter,” stated Ms. Joanne Kim, President and CEO.  “Part of the reason we have been successful is that we have been able to maintain a strong capital position, allowing us to take advantage of sound lending opportunities and grow our loan portfolio, while being more selective as to whom we lend to and on the lending terms.  This has enabled us to better manage our loan pricing, as loan pricing is now based more on risk and not based on competition in the market.  With fewer lenders competing in our market, we have been able to effectively manage loan pricing.  While we are still affected by weaker economic conditions, we are confident that we are well positioned for growth during this challenging economic environment.”

THIRD QUARTER 2008 FINANCIAL HIGHLIGHTS:

Compared with third quarter 2007

•                  Net income increased 3% to $6.9 million, compared with $6.6 million in the third quarter a year ago.

•                  Gross loan charge offs decreased 39% to $1.5 million.

•                  Service charges on deposit increased 30% to $3.1 million, compared with $2.4 million in 3Q07.

•                  Average size of the net loan portfolio increased 19% to $1.98 billion, compared with $1.67 billion a year ago.

•                  Average interest-earning assets increased 15% to $2.22 billion, compared with $1.93 billion a year ago.

•                  Capital position remained strong with total risk based capital ratio at 14.0%.

Compared with second quarter 2008

•                  Total nonperforming loans decreased 17% to $13.7 million, net of SBA guarantee, or 0.67% of total loans compared with $16.5 million, or 0.83% of total loans, at June 30, 2008.

•                  Total nonperforming assets decreased to $15.2 million, net of SBA guarantee, or 0.64% of total assets, compared with $17.0 million, or 0.72% of total assets at June 30, 2008.

•                  Gross loan charge offs decreased 20% to $1.5 million.

•                  Net interest margin improved eight basis points to 3.86% from 3.78% in 2Q08.

•                  Efficiency ratio improved to 46.0% from 48.4% in 2Q08.

CREDIT QUALITY

“Credit quality continues to be our top priority,” Ms. Kim said.  “Even though our asset quality metrics have been impacted in recent quarters by weaker economic conditions, our credit matrix remained strong.  This is a result of our strong commitment to sound underwriting standards, effective servicing, and diligent collection efforts. We believe that our strong credit culture will continue to serve us well.”

Non-performing loans were reduced to $13.7 million, or 0.67% of gross loans at September 30, 2008, compared with $16.5 million, or 0.83% of gross loans, at June 30, 2008 and $8.3 million, or 0.48% of gross loans, at September 30, 2007.

“The decrease in non-performing loans during the quarter is primarily due to our deliberate effort to aggressively identify and manage problem credits,” Ms. Kim said.

Gross loan charge offs decreased to $1.5 million during the quarter, compared with $1.9 million in the second quarter of 2008 and $2.5 million in the same quarter 2007.

The provision for losses for loans and loan commitments was $3.4 million during the third quarter of 2008, compared with $1.4 million during the second quarter of 2008 and $4.1 million during the third quarter a year ago. For the first nine months of 2008 the provision for losses on loans and loan commitments was $6.2 million, compared with $10.2 million in the same period a year ago.  The allowance for loan losses totaled $26.0 million at the quarter end of September 30, 2008, representing 1.28% of gross loans and 189.01% of nonperforming loans, compared with $23.5 million, representing 1.18% of gross loans and 142.64% of nonperforming loans, at June 30, 2008, and $20.9 million, representing 1.21% of gross loans and 251.48% of nonperforming loans at the end of September 2007.

“The primary reason for the increase in the provision for loan losses for the quarter over the immediately preceding quarter is due to our continued loan growth, as well as the increase in our classified loans,” said Ms. Kim.  “During the third quarter, we proactively identified several real estate loans as potential weak credits, and we have downgraded them as Substandard, even though they are performing, well collateralized and in current status.  This is an example of what we believe to be a conservative and prudent approach in loan portfolio management.”

CAPITAL POSITION

Wilshire’s capital ratios remained strong and continued to exceed the “Well Capitalized” guidelines established by regulatory agencies.  The leverage ratio was 10.19% at September 30, 2008, compared with 10.21% at June 30, 2008, and 10.41% at September 30, 2007.  The total risk-based capital ratio was 14.01% at September 30, 2008, compared with 13.99% at June 30, 2008, and 15.06% at the end of September 30, 2007.

BALANCE SHEET

Total assets increased 14% to $2.39 billion at September 30, 2008, compared with $2.10 billion a year ago, and increased 9%, compared with $2.20 billion at December 31, 2007.  The loan portfolio increased 18% to $2.03 billion at September 30, 2008, compared with $1.72 billion a year ago, and increased 12%, compared with $1.81 billion at December 31, 2007.

At September 30, 2008, commercial real estate loans comprised 73% of the loan portfolio.  “Nearly 30% of our commercial real estate loans are owner occupied.  These properties are used to operate a customer’s own business and are supported by the cash flows from those businesses,” added Ms. Kim.  Wilshire continues to reduce its exposure to construction loans, which accounted for only 2% of its loan portfolio at September 30, 2008, compared with 4% a year ago.  Commercial and industrial loans accounted for 20% of total loans and consumer loans make up just 1% of total loans.  Additionally, Wilshire does not have any land development loans in its loan portfolio.

Wilshire has not engaged in any subprime lending and the loan portfolio does not contain any such loans.  For the purpose of making this determination, Wilshire considers “subprime loans” to be loans made to a borrower with a diminished or impaired credit rating or with a limited credit history.

Total deposits increased 3% compared with the end of the previous quarter and 2% compared with a year ago.  Total deposits were $1.79 billion at September 30, 2008 compared with $1.74 billion at June 30, 2008 and $1.75 billion a year ago.  Core deposits were at $1.02 billion at September 30, 2008, representing a 6% increase compared with the preceding quarter end, and a 3% increase compared with a year ago.   The growth in core deposits came primarily from time deposits under $100,000, which increased 23% from the preceding quarter end and 55% from a year ago.  A majority of the loan growth during the third quarter of 2008 was funded by core deposits growth, which resulted in a decrease in FHLB borrowing from the previous quarter.  FHLB borrowings were $300 million at September 30, 2008, compared with $320 million at the end of June 2008.

At the end of the third quarter of 2008, the investment portfolio allocation was 94% United States Government agency securities, 3% corporate securities, and 3% municipal securities. 95% of the portfolio carries the top rating of  “Aaa/AAA” while the remaining 5% of the portfolio carries a high “Investment Grade” rating of at least “A” or above.  The investment portfolio does not contain any government sponsored enterprises (GSE) preferred securities or any distressed corporate securities that have required other-than-temporary-impairment charges during the third quarter of 2008.

NET INTEREST MARGIN

“Continued loan growth and higher loan pricing, combined with a substantial decrease on deposit yields, contributed to our net interest margin expanding eight basis points compared with the previous quarter,” said Mr. Alex Ko, CFO.  The net interest margin was 3.86% in the third quarter of 2008, compared with 3.78% in the previous quarter and 4.35% in the third quarter a year ago.  For the first nine months of 2008 the net interest margin was 3.82% compared with 4.32% for the first nine months of 2007.

(more)

In the third quarter of 2008, the weighted average yield of the loan portfolio decreased nine basis points to 7.02% from 7.11% in the preceding quarter.  Deposit cost during the quarter also decreased, with the average cost on total interest bearing deposits decreasing 23 basis points to 3.39%, compared with 3.62% during the previous quarter, with other time deposit cost decreasing 39 basis points to 3.69% during the third quarter compared with 4.08% in the previous quarter.

As a result of disciplined deposit pricing during the third quarter of 2008, the net interest spread has increased to 3.31%, compared with 3.17% at June 30, 2008.  The weighted average cost of interest-bearing liabilities for the third quarter decreased 19 basis points to 3.46% from 3.65% for the preceding quarter.  The decrease was due to core deposit growth, combined with disciplined pricing during the quarter. In addition, our non-time deposits have increased $15.4 million, or 2% to $807.4 million at September 30, 2008, while FLHB borrowings has decreased $20.0 million, or 6% to $300 million at September 30, 2008 from the previous quarter end.  “While we continue to use FHLB advances as a cost effective alternative to our funding needs, our primary goal is to continue to fund loan growth with low-cost core deposits,” said Mr. Ko.

INCOME STATEMENT AND PERFORMANCE METRICS

In the third quarter of 2008, interest income was down 7% while interest expense was down 17% compared with the third quarter of 2007.  Net interest income increased 2% to $21.4 million, from $20.9 million in the third quarter of 2007, while it was up 5% compared with the second quarter of 2008.  Service charges on deposits grew by 30% to $3.1 million, compared with $2.4 million in the third quarter a year ago largely due to effective deposit service fee management and increased number of checking accounts over the prior year.  Total noninterest income increased 2% to $5.3 million, compared with $5.2 million in the third quarter a year ago, despite the decrease in SBA loan sales during the third quarter of 2008.

For the first nine months of 2008 interest income was down 5% while interest expense was down 11% compared with the first nine months of 2007.  Net interest income increased 1% to $61.5 million, from $60.9 million in the first nine months of 2007.  Due to the decrease in SBA loan sales, our gain on loan sales in the first nine months of 2008 decreased 62%, compared with the same period of 2007. Nonetheless, such decrease was largely offset by 24% increase in service charges on deposits, which resulted in fairly comparable total noninterest income between the two periods. Total noninterest income was $16.1 million for the first nine months in 2008, compared with $16.7 million for the first nine months of 2007.

SBA loan production levels decreased 74% to $10.2 million in the third quarter of 2008 compared with $39.7 million in the third quarter a year ago, reflecting the overall weaker economic environment and tougher underwriting standards.  The average sales premium of SBA 7(a) guaranteed loans was lower in the third quarter of 2008 compared with the third quarter a year ago.  The lowered sales volume and premium of SBA 7(a) guaranteed loans resulted in a 74% decline in gain on sale of loans to $410,000 in the third quarter of 2008, compared with $1.6 million in the third quarter of 2007, and a 62% decline in gain on sale of loans to $2.2 million in the first nine months of the year, compared with $5.7 million in the same period a year ago. However, as stated earlier, the healthy increase in service charges on deposits and other operating income offset the decrease in SBA gain on sale income, resulting in constant non-interest income year over year.

Total noninterest expense was $12.3 million in the third quarter of 2008, compared with $12.6 million in the previous quarter and $11.0 million in the third quarter a year ago.  Year-to-date, total noninterest expense was $37.1 million compared with $32.2 million in the same period a year ago.  The year-to-date increase in salary and employee benefits is primarily due to increase in stock option expenses for new stock options granted in June 2008 and various expenses related to the new Los Angeles branch that opened in the third quarter of 2008.

“During the third quarter we have successfully opened a new branch in Los Angeles. Further, we decided to close a small market branch in Rancho Cucamonga, and we plan to consolidate it into our neighboring branch in the same city during December of 2008,” said Ms. Kim.  Additionally, our fourth branch in East Coast, at Flushing New York, is scheduled to open during the first quarter of 2009, and we continue to explore branch expansion opportunities in our primary markets.”

The efficiency ratio was 46.0% in the third quarter of 2008, compared with 48.4% in the immediately preceding quarter and 42.2% in the third quarter a year ago.  For the first nine months of the year the efficiency ratio was 47.8% compared with 41.5% for the same period a year earlier.

Wilshire’s return on equity (ROE) in the third quarter of 2008 was 14.74% compared with 15.91% in the third quarter a year ago and return on assets (ROA) was 1.15%, compared with 1.28% in the third quarter a year ago.  For the first nine months of 2008, ROE was 15.71% and ROA was 1.24%, compared with 17.61% and 1.41%, respectively, in the first nine months of 2007.

“We believe our financial performance has been strong and it has continued to remain stable even in the current weakened economic environment. We continue to have sufficient capital, allowing us to lend to customers who meet our credit standards” said Mr. Ko.

CONFERENCE CALL

Management will host its quarterly conference call on October 21, at 11:00 a.m. PT (2:00 p.m. ET).  Investment professionals are invited to participate in the call by dialing 1-888-680-0865 using passcode 36292618.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 21 branch offices in California, Texas, New Jersey and New York, and six loan production offices in Seattle, Dallas, Houston, Atlanta, Denver, and Annandale, VA and is an SBA preferred lender nationwide.  Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area.  Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

www.wilshirebank.com

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations.  Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions.  The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time.  Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods.  Any projections in this release are based on limited information currently available to management and are subject to change.  Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information.  Such information speaks only as of the date of this release.  Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended	Quarter Ended	Three Month	Quarter Ended	One Year
	September 30, 2008	June 30, 2008	% Change	September 30, 2007	% Change

INTEREST INCOME
Interest and Fees on Loans	$34,719	$33,978	2%	$37,093	-6%
Interest on Securities	2,798	2,638	6%	2,698	4%
Interest on Federal Funds Sold	63	49	29%	678	-91%
Total Interest Income	37,580	36,665	2%	40,469	-7%

INTEREST EXPENSE
Deposits	12,469	12,864	-3%	17,763	-30%
FHLB and Other Borrowings	3,697	3,468	7%	1,768	109%
Total Interest Expense	16,166	16,332	-1%	19,531	-17%

Net Interest Income	21,414	20,333	5%	20,938	2%
Provision for Losses on Loans and Loan Commitments	3,400	1,400	143%	4,100	-17%
Net Interest Income after Provision for Losses on Loan and Loan Commitments	18,014	18,933	-5%	16,838	7%

NONINTEREST INCOME
Service Charges on Deposits	3,125	3,043	3%	2,398	30%
Gain on Sales of Loans	410	918	-55%	1,584	-74%
Other	1,810	1,646	10%	1,246	45%
Total Noninterest Income	5,345	5,607	-5%	5,228	2%

NONINTEREST EXPENSES
Salaries and Employee Benefits	6,718	7,655	-12%	5,827	15%
Occupancy and Equipment	1,576	1,492	6%	1,317	20%
Data Processing	785	771	2%	817	-4%
Other	3,228	2,636	22%	3,086	5%
Total Noninterest Expenses	12,307	12,554	-2%	11,047	11%

Income Before Income Taxes	11,052	11,986	-8%	11,019	0%
Income Tax	4,184	4,557	-8%	4,375	-4%
NET INCOME	$6,868	$7,429	-8%	$6,644	3%

Per Share Data
Basic Earnings Per Share	$0.23	$0.25	-8%	$0.23	0%
Diluted Earnings Per Share	$0.23	$0.25	-8%	$0.23	0%
Basic	29,397,182	29,391,177		29,350,499
Diluted	29,508,503	29,414,674		29,454,770

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Nine Months Ended	Nine Months Ended	One Year
	September 30, 2008	September 30, 2007	% Change

INTEREST INCOME
Interest and Fees on Loans	$104,014	$107,578	-3%
Interest on Securities	8,021	7,334	9%
Interest on Federal Funds Sold	192	2,766	-93%
Total Interest Income	112,227	117,678	-5%

INTEREST EXPENSE
Deposits	40,071	52,369	-23%
FHLB and Other Borrowings	10,665	4,427	141%
Total Interest Expense	50,736	56,796	-11%

Net Interest Income	61,491	60,882	1%
Provision for Losses on Loans and Loan Commitments	6,200	10,230	-39%
Net Interest Income after Provision for Losses on Loan and Loan Commitments	55,291	50,652	9%

NONINTEREST INCOME
Service Charges on Deposits	8,916	7,189	24%
Gain on Sales of Loans	2,192	5,727	-62%
Other	4,997	3,777	32%
Total Noninterest Income	16,105	16,693	-4%

NONINTEREST EXPENSES
Salaries and Employee Benefits	21,349	17,228	24%
Occupancy and Equipment	4,493	3,887	16%
Data Processing	2,320	2,327	0%
Other	8,923	8,713	2%
Total Noninterest Expenses	37,085	32,155	15%

Income Before Income Taxes	34,311	35,190	-2%
Income Tax	12,964	13,883	-7%
NET INCOME	$21,347	$21,307	0%

Per Share Data
Basic Earnings Per Share	$0.73	$0.73	0%
Diluted Earnings Per Share	$0.73	$0.72	0%
Basic	29,355,231	29,355,694
Diluted	29,402,212	29,469,717

CONSOLIDATED BALANCE SHEET	September 30, 2008	June 30, 2008	Three Month Change	December 31, 2007	Nine Month Change	September 30, 2007	One Year Change
(dollars in thousands, except share data) (unaudited)

ASSETS:
Cash and Due from Banks	$54,017	$69,497	-22%	$82,506	-35%	$83,418	-35%
Federal Funds Sold and Other Cash Equivalents	3	4	-2%	10,003	-100%	20,004	-100%
Total Cash and Cash Equivalents	54,020	69,501	-22%	92,509	-42%	103,422	-48%

Securities Available For Sale	227,957	232,857	-2%	224,256	2%	195,333	17%
Securities Held To Maturity	143	369	-61%	7,384	-98%	11,390	-99%
Total Securities	228,100	233,226	-2%	231,640	-2%	206,723	10%
Loans
Real Estate Construction	43,161	50,562	-15%	59,443	-27%	61,167	-29%
Residential Real Estate	73,913	71,206	4%	66,564	11%	66,158	12%
Commercial Real Estate	1,489,867	1,463,422	2%	1,319,422	13%	1,256,217	19%
Commercial and Industrial	405,726	376,096	8%	330,052	23%	302,675	34%
Consumer	21,661	25,314	-14%	33,569	-35%	38,408	-44%
Total Loans	2,034,328	1,986,600	2%	1,809,050	12%	1,724,625	18%
Allowance For Loan Losses	(25,950)	(23,494)	10%	(21,579)	20%	(20,902)	24%
Loans Receivable, Net of Allowance for Loan Losses	2,008,378	1,963,106	2%	1,787,471	12%	1,703,723	18%

Accrued Interest Receivable	10,168	9,880	3%	10,062	1%	10,394	-2%
Due from Customers on Acceptances	2,896	3,366	-14%	3,377	-14%	4,003	-28%
Other Real Estate Owned	1,453	465	212%	133	989%	612	137%
Premises and Equipment	11,377	10,913	4%	10,960	4%	10,542	8%
Federal Home Loan Bank (FHLB) Stock, at Cost	15,245	15,040	1%	8,695	75%	8,582	78%
Cash Surrender Value of Life Insurance	17,200	16,514	4%	16,228	6%	16,079	7%
Investment in Affordable Housing Partnerships	8,538	6,428	33%	6,222	37%	5,384	59%
Goodwill	6,675	6,675	0%	6,675	0%	6,675	0%
Other Intangible Assets	1,363	1,438	-5%	1,587	-14%	1,662	-18%
Other Assets	21,722	22,760	-5%	21,146	3%	23,006	-6%
TOTAL ASSETS	$2,387,135	$2,359,312	1%	$2,196,705	9%	$2,100,807	14%

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$295,451	$320,360	-8%	$314,114	-6%	$308,446	-4%
Savings and Interest Checking	63,927	61,867	3%	53,079	20%	53,619	19%
Money Market Deposits	448,038	409,767	9%	464,280	-3%	491,859	-9%
Time Deposits in denomination of $100,000 or more	765,311	773,176	-1%	788,883	-3%	755,159	1%
Other Time Deposits	215,036	174,119	23%	142,715	51%	139,074	55%
Total Deposits	1,787,763	1,739,289	3%	1,763,071	1%	1,748,157	2%

Federal Home Loan Bank Borrowings and Federal Funds Purchased	300,000	325,000	-8%	150,000	100%	70,000	329%
Acceptance Outstanding	2,896	3,366	-14%	3,377	-14%	4,003	-28%
Subordinated Debentures	87,321	87,321	0%	87,321	0%	87,321	0%
Accrued Interest and Other Liabilities	21,275	22,650	-6%	21,150	1%	23,178	-8%
Total Liabilities	2,199,255	2,177,626	1%	2,024,919	9%	1,932,659	14%

STOCKHOLDERS’ EQUITY:
Common Stock - No Par Value-Authorized, 80,000,000 Shares Issued and Outstanding 29,401,757, 29,391,177, 29,253,311 and 29,332,071 Shares, at September 30, 2008, June 30, 2008, December 31, 2007, and September 30, 2007, respectively	52,256	51,911	1%	50,895	3%	50,811	3%
Less Treasury Stock, at Cost; 127,425 , 127,425, 127,425 and 39,625 Shares, at September 30, 2008, June 30, 2008, December 31, 2007 and September 30, 2007, respectively	(1,262)	(1,262)	0%	(1,262)	0%	(410)	207%
Retained Earnings	136,840	131,443	4%	121,778	12%	117,742	16%
Accumulated Other Comprehensive Income, Net of Taxes	46	(406)	N/A	375	-88%	5	733%
Total Stockholders’ Equity	187,880	181,686	3%	171,786	9%	168,148	12%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,387,135	$2,359,312	1%	$2,196,705	9%	$2,100,807	14%

SUMMARY OF FINANCIAL DATA (dollars in thousands, except per share data) (unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended
AVERAGE BALANCES	September 30, 2008	June 30, 2008	September 30, 2007

Average Assets	$2,381,999	$2,303,278	$2,075,790
Average Equity	186,332	181,645	167,015
Average Net Loans (includes LHFS)	1,979,435	1,911,835	1,667,899
Average Deposits	1,774,451	1,726,147	1,772,434
Average Time Deposits in Denomination of $100,000 or more	770,812	795,080	780,463
Average Interest Earning Assets	2,219,745	2,149,188	1,926,720

	Nine Months Ended	Nine Months Ended
	September 30, 2008	September 30, 2007

Average Assets	$2,299,152	$2,021,416
Average Equity	181,122	161,367
Average Net Loans (includes LHFS)	1,906,985	1,613,867
Average Deposits	1,735,283	1,742,712
Average Time Deposits in Denomination of $100,000 or more	784,790	789,478
Average Interest Earning Assets	2,143,678	1,877,821

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30, 2008	June 30, 2008	September 30, 2007

Annualized Return on Average Assets	1.15%	1.29%	1.28%
Annualized Return on Average Equity	14.74%	16.36%	15.91%
Efficiency Ratio	45.99%	48.39%	42.22%
Annualized Operating Expense/Average Assets	2.07%	2.18%	2.13%
Annualized Net Interest Margin	3.86%	3.78%	4.35%

	Nine Months Ended	Nine Months Ended
PROFITABILITY	September 30, 2008	September 30, 2007

Annualized Return on Average Assets	1.24%	1.41%
Annualized Return on Average Equity	15.71%	17.61%
Efficiency Ratio	47.79%	41.45%
Annualized Operating Expense/Average Assets	2.15%	2.12%
Annualized Net Interest Margin	3.82%	4.32%

SUMMARY OF FINANCIAL DATA (dollars in thousands, except per share data) (unaudited)

	Quarter Ended	Cost of	Quarter Ended	Cost of	Quarter Ended	Cost of
DEPOSIT COMPOSITION	September 30, 2008	Funds	June 30, 2008	Funds	September 30, 2007	Funds
Noninterest Bearing Demand Deposits	16.5%	0.00%	18.4%	0.00%	17.6%	0.00%
Savings and Interest Checking	3.6%	2.77%	3.6%	2.56%	3.1%	1.97%
Money Market Deposits	25.1%	3.21%	23.6%	3.05%	28.1%	4.62%
Time Deposits of $100,000 or More	42.8%	3.48%	44.4%	3.88%	43.2%	5.27%
Other Time Deposits	12.0%	3.69%	10.0%	4.08%	8.0%	4.92%
Total Deposits	100.0%	2.81%	100.0%	2.98%	100.0%	4.01%

	Quarter Ended	Quarter Ended	Quarter Ended
CAPITAL RATIOS	September 30, 2008	June 30, 2008	September 30, 2007
Tier 1 Leverage Ratio	10.19%	10.21%	10.41%
Tier 1 Risk-Based Capital Ratio	11.68%	11.55%	12.18%
Total Risk-Based Capital Ratio	14.01%	13.99%	15.06%
Total Shareholders’ Equity	$187,969	$181,686	$168,148
Book Value Per Share	$6.39	$6.18	$5.73
Tangible Book Value Per Share	$6.12	$5.92	$5.45

	Quarter Ended	Quarter Ended	Quarter Ended
ALLOWANCE FOR LOAN LOSSES	September 30, 2008	June 30, 2008	September 30, 2007
(net of SBA guaranteed portion)
Balance at Beginning of Period	$23,494	$22,072	$19,378
Provision for Losses on Loans	3,795	1,656	3,880
Recoveries on Loans Previously Charged Off	174	1,654	125
Less Charge Offs	(1,513)	(1,888)	(2,481)
Balance at End of Period	$25,950	$23,494	$20,902

Net Loan Charge-offs/Average Total Loans	0.07%	0.01%	0.14%
Charge-offs/Average Total Loans	0.08%	0.10%	0.15%
Allowance for Loan Losses/Gross Loans	1.28%	1.18%	1.21%
Allowance for Loan Losses/Non-accrual Loans	196.10%	142.68%	255.63%
Allowance for Loan Losses/Non-performing Loans	189.01%	142.64%	251.48%
Allowance for Loan Losses/Total Assets	1.09%	1.00%	0.99%
Allowance for Loan Losses/Non-performing Assets	170.73%	138.64%	232.71%

	Nine Months Ended	Nine Months Ended
	September 30, 2008	September 30, 2007

Balance at Beginning of Period	$21,579	$18,654
Provision for Losses on Loans	6,963	9,056
Recoveries on Loans Previously Charged Off	1,949	207
Less Charge Offs	4,541	7,015
Balance at End of Period	$25,950	$20,902

SUMMARY OF FINANCIAL DATA (dollars in thousands, except per share data) (unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended
ALLOWANCE FOR OFF-BALANCE SHEET ITEMS	September 30, 2008	June 30, 2008	September 30, 2007
(net of SBA guaranteed portion)
Balance at Beginning of Period	$1,630	$1,886	$1,845
(Recapture of) Provision for Losses on Off-balance Sheet Items	(395)	(256)	220
Balance at End of Period	$1,235	$1,630	$2,065

	Nine Months Ended	Nine Months Ended
	September 30, 2008	September 30, 2007
Balance at Beginning of Period	$1,998	$891
(Recapture of) Provision for Losses on Off-balance Sheet Items	(763)	1,174
Balance at End of Period	$1,235	$2,065

	Quarter Ended	Quarter Ended	Quarter Ended
NON-PERFORMING ASSETS	September 30, 2008	June 30, 2008	September 30, 2007
(net of SBA guaranteed portion)
Nonaccrual Loans:
Construction	$—	$—	$—
Real Estate Secured	9,506	12,405	6,014
Commercial and Industrial	3,593	3,797	2,037
Consumer	134	265	126
Total	13,233	16,467	8,177
Loans 90 days or More Past Due and Still Accruing:
Construction	—	—	—
Real Estate Secured	490	—	—
Commercial and Industrial	4	4	5
Consumer	2	—	130
Total	496	4	135
Total Nonperforming Loans	13,729	16,471	8,312
Total Nonperforming Loans/Gross Loans	0.67%	0.83%	0.48%
OREO and Repossesed Vehicles	$1,471	$476	$670
Total Nonperforming Assets, Net of SBA Guarantee	15,200	16,947	8,982
Total Nonperforming Assets/Total Assets	0.64%	0.72%	0.43%

	Quarter Ended	Quarter Ended	Quarter Ended
LOAN ORIGINATION AMOUNTS	September 30, 2008	June 30, 2008	September 30, 2007
Total New Loan Origination Amount, Excluding Renewals.	$98,999	$172,040	$275,689
SBA New Loan Origination Amount, Excluding Renewals.	10,218	21,655	39,742

	Nine Months Ended	Nine Months Ended
	September 30, 2008	September 30, 2007
Total New Loan Origination Amount, Excluding Renewals.	$445,678	$753,240
SBA New Loan Origination Amount, Excluding Renewals.	54,139	120,781

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Three Months Ended
	September 30, 2008			June 30, 2008			September 30, 2007
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,592,285	$27,661	6.95%	$1,551,297	$26,994	6.96%	$1,346,325	$27,774	8.25%
Commercial Loans	392,485	5,787	5.90%	362,376	5,382	5.94%	308,545	6,792	8.81%
Consumer Loans	23,540	375	6.37%	26,376	431	6.53%	40,600	789	7.77%
Total Loans - Gross	2,008,310	33,823	6.74%	1,940,049	32,807	6.76%	1,695,470	35,355	8.34%
Loan Fees Toward Yield		896			1,171			1,738
Allowance for Loan Losses & Unearned Income	(28,875)			(28,213)			(27,571)
Net Loans	$1,979,435	$34,719	7.02%	$1,911,836	$33,978	7.11%	$1,667,899	$37,093	8.90%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
U.S. Government Agencies	$228,825	$2,798	4.89%	$228,806	$2,638	4.61%	$209,220	$2,697	5.16%
Federal Funds Sold	11,485	63	2.19%	8,546	49	2.27%	49,601	679	5.47%
Total Investment Securities and Other Earning Assets	$240,310	$2,861	4.76%	$237,352	$2,687	4.53%	$258,821	$3,376	5.22%

TOTAL INTEREST-EARNING ASSETS	$2,219,745	$37,580	6.77%	$2,149,188	$36,665	6.82%	$1,926,720	$40,469	8.40%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$439,080	$3,520	3.21%	$393,182	$2,998	3.05%	$474,122	$5,475	4.62%
NOW	21,144	72	1.36%	22,533	76	1.35%	22,317	70	1.26%
Savings	41,273	359	3.48%	35,995	299	3.32%	29,790	186	2.50%
Time Deposits of $100,000 or More	770,812	6,702	3.48%	795,081	7,720	3.88%	780,463	10,276	5.27%
Other Time Deposits	197,044	1,816	3.69%	173,783	1,771	4.08%	142,877	1,756	4.92%
Total Interest Bearing Deposits	$1,469,353	$12,469	3.39%	$1,420,574	$12,864	3.62%	$1,449,569	$17,763	4.90%

BORROWINGS:
FHLB Advances and Other Borrowings	$309,576	$2,570	3.32%	$281,846	$2,356	3.34%	$24,250	$212	3.50%
Junior Subordinated Debentures	87,321	1,127	5.16%	87,321	1,112	5.09%	84,800	1,556	7.34%
Total Borrowings	$396,897	$3,697	3.73%	$369,167	$3,468	3.76%	$109,050	$1,768	6.48%

TOTAL INTEREST BEARING LIABILITIES	$1,866,250	$16,166	3.46%	$1,789,741	$16,332	3.65%	$1,558,619	$19,531	5.01%

NET INTEREST INCOME		$21,414			$20,333			$20,938

NET INTEREST SPREAD			3.31%			3.17%			3.39%

NET INTEREST MARGIN			3.86%			3.78%			4.35%

	For the Nine Months Ended
	September 30, 2008			September 30, 2007
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,543,442	$82,187	7.10%	$1,289,569	$79,316	8.20%
Commercial Loans	365,086	17,158	6.27%	305,457	20,303	8.86%
Consumer Loans	26,585	1,331	6.68%	45,736	2,718	7.92%
Total Loans - Gross	1,935,113	100,676	6.94%	1,640,762	102,337	8.32%
Loan Fees toward Yield		3,338			5,241
Allowance for Loan Losses & Unearned Income	(28,128)			(26,895)
Gross Loans, Net	$1,906,985	$104,014	7.27%	$1,613,867	$107,578	8.89%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
U.S. Government Agencies	$226,727	$8,021	4.72%	$195,764	$7,334	5.00%
Federal Funds Sold	9,966	192	2.57%	68,190	2,766	5.41%
Total Investment Securities and Other Earning Assets	$236,693	$8,213	4.63%	$263,954	$10,100	5.10%

TOTAL INTEREST-EARNING ASSETS	$2,143,678	$112,227	6.98%	$1,877,821	$117,678	8.36%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$409,726	$10,243	3.33%	$434,001	$14,796	4.55%
NOW	22,062	227	1.37%	21,803	195	1.19%
Savings	36,646	907	3.30%	29,368	492	2.23%
Time Deposits of $100,000 or More	784,790	23,222	3.95%	789,478	31,284	5.28%
Other Time Deposits	178,342	5,472	4.09%	151,310	5,602	4.94%
Total Interest-Bearing Deposits	$1,431,566	$40,071	3.73%	$1,425,960	$52,369	4.90%

BORROWINGS:
FHLB Advances and Other Borrowings	$269,818	$6,969	3.44%	$21,951	$598	3.63%
Junior Subordinated Debentures	87,321	3,696	5.64%	69,383	3,829	7.36%
Total Borrowings	$357,139	$10,665	3.98%	$91,334	$4,427	6.46%

TOTAL INTEREST BEARING LIABILITIES	$1,788,705	$50,736	3.78%	$1,517,294	$56,796	5.00%

NET INTEREST INCOME		$61,491			$60,882

NET INTEREST SPREAD			3.20%			3.36%

NET INTEREST MARGIN			3.82%			4.32%
						(Concluded)

Transmitted on Globe Newswire on October 21, 2008, at 3:30 a.m. PT.